                                                                   Exhibit 10.12

                    MUTUAL RELEASE AND SEPARATION AGREEMENT
                    ---------------------------------------

     THIS MUTUAL RELEASE AND SEPARATION AGREEMENT ("Agreement") is made this 27 day of January, 1995, by and between EVANS & SUTHERLAND COMPUTER CORPORATION ("Evans & Sutherland"), a Utah corporation with offices in Salt Lake City, Utah, and RODNEY S. ROUGELOT ("Rougelot"), an individual residing in Salt Lake City, Utah.

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Evans & Sutherland and Rougelot have determined that the employment of Rougelot at Evans & Sutherland shall terminate as of December 30, 1994 (the "Termination Date"); and

      WHEREAS, the parties desire to obtain mutual releases of claims including, without limitation, any and all claims which may have arisen or may arise because of Rougelot's employment with and termination from Evans & Sutherland;

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

     1.  Termination of Service as Officer and Resignation as Director.
         -------------------------------------------------------------
Effective as of the close of business on December 6, 1994, service by Rougelot as President and CEO of Evans & Sutherland has been terminated. Effective as of the execution date of this Agreement, Rougelot shall resign from the Board of Directors of Evans & Sutherland.

     2.  Payment.   Upon execution of this Agreement, Evans & Sutherland shall
         -------
pay to Rougelot the sum of Six Hundred Eighty Thousand Dollars ($680,000.00), less income tax withholding, which amount shall be paid in a single cash payment. The sum paid to Rougelot shall be paid in settlement of, and shall be allocated to, the following:

  Releases Contained in Paragraph
  4(a) Below of Claims Which Could
  be Asserted Now or In the Future
  by Rougelot Under the Age
  Discrimination in Employment Act,
  29 U.S.C. (S) 621 et seq.:                              $  520,000.00

  Noncompetition Covenant Contained
  in Paragraph 7 Below:                                      150,000.00

  All Other Mutual Releases Contained
  Below                                                        5,000.00

  Consulting Access Agreement Contained
  in Paragraph 8 Below:                                     5,000
                                                    -------------
  TOTAL                                             $  680,000.00
                                                    =============


On the Termination Date, Evans & Sutherland will also pay Rougelot all accrued and unpaid final wages, unused vacation, and any amounts held for the benefit of Rougelot under any other accrued benefit in accordance with the normal policies and procedures of Evans & Sutherland for terminated employees.

     3.  Continuation of Medical Benefits.  Evans & Sutherland will make family
         --------------------------------
medical insurance premium payments directly to Evans & Sutherland's medical plan for continuation coverage required under COBRA and, after that continuation coverage has expired, to the Evans & Sutherland insurance company for a conversion policy through March 3, 1998, the date that Rougelot will attain age sixty-five (65), thereby permitting Rougelot at no cost to continue to participate until such date in all employee and employee dependent health benefits, group medical and supplemental medical benefits to the same extent as Rougelot is participating on the Termination Date.

     4.  Releases.
         --------

         (a) Without limiting the generality of the mutual releases set forth in this paragraph 4 below, Rougelot hereby releases Evans & Sutherland from all claims, liabilities, demands and causes of action, whether known or unknown, which Rougelot has, may have or claims to have against Evans & Sutherland based upon or arising out of the Age Discrimination in Employment Act, 29 U.S.C. (S) 621 et seq.

         (b) Except as set forth herein, Rougelot hereby releases Evans & Sutherland and its officers, directors, employees and legal successors from all claims, liabilities, demands and causes of action, whether known or unknown, which Rougelot has, may have or claims to have against Evans & Sutherland based upon or arising out of Rougelot's employment with Evans & Sutherland or the termination of Rougelot's employment with Evans & Sutherland to the date of execution of this Agreement. One of the effects of Rougelot's signing of this Agreement is to prevent Rougelot from filing a lawsuit to assert claims for wrongful discharge or for claims of age discrimination under federal, state or local laws prohibiting such discrimination. As used herein, Evans & Sutherland includes any and all parents, divisions or subsidiaries of


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

  Evans & Sutherland. This Agreement does not prevent Rougelot from receiving any benefit to which Rougelot would otherwise have a non-forfeitable right to receive under an existing Evans & Sutherland benefit plan or arrangement, including, without limitation, benefits earned under Evans & Sutherland's pension retirement (401(k)), disability, group life, or other plans; Worker's Compensation benefits; or health and medical benefit plan.

         (c) Notwithstanding anything contained in this Agreement to the contrary, Rougelot will continue to participate in and receive the benefit of any Evans & Sutherland corporate policy, shareholders resolution, directors resolution, directors and officers insurance policy, provision contained in the corporate Articles of Incorporation of Bylaws, and any other agreement respecting the release or indemnification of Rougelot against claims individually, or of officers and directors generally. Evans & Sutherland shall secure and maintain the continuation of any directors' and officers' insurance coverage or benefit afforded Rougelot as of the Termination Date for the lesser of six (6) years from and after the date of execution of this Agreement, or for so long as Evans & Sutherland maintains similar coverage for other officers and directors.

         (d) Except as set forth herein, Evans & Sutherland hereby releases Rougelot and his legal successors, personal representatives and assigns from all claims, liabilities, demands and causes of action, whether known or unknown, which Evans & Sutherland has, may have or claims to have against Rougelot based upon or arising out of Rougelot's employment with Evans & Sutherland or the termination of Rougelot's employment with Evans & Sutherland to the date of execution of this Agreement.

         (e) For purposes of implementing a full and complete mutual release and discharge, the parties expressly waive and relinquish all rights and benefits other than those rights and benefits provided by this Agreement, and acknowledge that this Agreement is intended to include and discharge all claims, known or unknown, relating to Rougelot's employment, the termination of such employment, or of the performance by Rougelot of his responsibilities and duties in connection with his employment for Evans & Sutherland, except as provided herein.

     5.  Indemnification. The parties agree to indemnify and hold each other
         ---------------
harmless from and against all loss, cost and expense, including, but not limited to, court costs and attorneys' fees, arising from or in connection with any action or proceeding which may be commenced, prosecuted or threatened by either of the parties hereto, contrary to the provisions of this Agreement. The parties agree that in any such action or proceeding, this Agreement may be pled as a complete defense, or may be asserted by way of counterclaim or crossclaim.

     6.  Confidentiality and Proprietary Rights. Rougelot agrees that he will
         --------------------------------------
maintain in strict confidence all Confidential Information (as defined below) about Evans & Sutherland which Rougelot has received while employed by Evans & Sutherland. For purposes of this paragraph 6, the term "Confidential Information" shall mean all documents and information which Evans & Sutherland reasonably deems to be proprietary or confidential in nature and shall include, but not be limited to, any and all proprietary facts regarding product or production costs; suppliers; customers; technology; business strategy; product innovation; employment matters; compensation; and contemplated, pending or completed contracts for services or products. Notwithstanding the foregoing, "Confidential Information" shall not include any of the following:

         (a) Any documents or information required to be disclosed pursuant to federal or state statute or pursuant to order by a court of competent jurisdiction;

         (b) Any documents or information in the public domain at the time of receipt or coming into the public domain thereafter;

         (c) Any documents or information known to Rougelot on a nonconfidential basis prior to disclosure from Evans & Sutherland;

         (d) Any documents or information disclosed with the prior written approval of Evans & Sutherland;

         (e)  Any documents or information independently developed by Rougelot;

         (f) Any documents or information lawfully disclosed to Rougelot by a third party under conditions reasonably believed to permit such disclosure; or

         (g) Any documents or information disclosed by Evans & Sutherland to others on any unrestricted basis.

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

     Rougelot has no obligation to supply to any party any proprietary information pursuant to this Agreement. This Agreement contains the entire understanding between the parties relative to the protection of Confidential Information and supersedes all prior and collateral communications, reports and understandings between the parties in respect thereto. Evans & Sutherland shall have the right to obtain injunctive relief to enforce the terms of this paragraph 6, in addition to such other monetary damages from breach of this Agreement as may be awarded by a court of competent jurisdiction.

      7. Noncompetition.  Rougelot hereby agrees that for a period of one (1)
         --------------
year from December 30, 1994, neither Rougelot nor any affiliate of Rougelot will, directly or indirectly, individually or in concert with others, as promoter, shareholder, officer, director, employee, agent, representative, independent contractor or otherwise:

         (a) Engage anywhere in North or South America, Europe, Asia or Australia in any business which is competitive in any way with the businesses engaged in as of December 30, 1994 by Evans & Sutherland and any of its subsidiaries;

         (b) Induce or attempt to induce any customer or supplier of Evans & Sutherland or of Evans & Sutherland's business who was such on December 30, 1994 to reduce the level of business with, or to cease or refrain from doing business with Evans & Sutherland, or any affiliate of Evans & Sutherland, within such geographical area, or to in any way materially interfere with the relationships between Evans & Sutherland or its affiliates and any such customer or supplier in any of the geographical areas set forth in Section 7(a) above.

     As used in this Agreement, the term "affiliate" shall mean any individual, joint venture, partnership, corporation, limited liability company or partnership, or stockholder which controls, is controlled by, or is under common control with, or the management and operations of which are substantially influenced by Evans & Sutherland or Rougelot, as the case may be, or in which Evans & Sutherland or Rougelot owns any interest or by which Rougelot is employed, as required by the contents of this Agreement. Notwithstanding anything contained herein to the contrary, Rougelot may own or hold an interest or shares of stock in a publicly held entity deemed to be competitive with Evans & Sutherland, so long as it is not a controlling interest or position. Notwithstanding anything to the contrary herein contained, in the event Rougelot desires employment or a consultancy arrangement with any party which would violate or potentially violate the terms of this non-competition provision, Rougelot may propose an exception to the provisions of this Agreement which would prevent such employment or consultancy, and Evans & Sutherland will respond to such a request within a reasonable period of time. Further, Evans & Sutherland agrees that it will consider and respond to any such request for an exception in good faith; provided, however, that nothing herein shall be construed as requiring Evans & Sutherland to grant any such requested exception. If the provision herein which restricts competitive activity is deemed unenforceable by virtue of its scope in terms of area, business activity prohibited and/or length of time, but would be enforceable by reducing any part or all thereof, Rougelot agrees that the same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

      8. Consulting Services, Access and Assistance Provisions.
         -----------------------------------------------------

        (a) Rougelot agrees to reasonably cooperate and make himself reasonably available to Evans & Sutherland and its counsel regarding all matters concerning the litigation, arbitration or settlement of claims between Evans & Sutherland and Thomson Training & Simulation Limited (and its present and former affiliates and owners). In addition to payment of the sum set forth in paragraph 2 above, Evans & Sutherland agrees to pay all of Rougelot's reasonable travel and other expenses in connection with this Agreement of cooperation, together with reasonable consulting fees in an amount to be mutually agreed upon. Rougelot agrees that this agreement of availability, cooperation and consultation shall include, but not be limited to, reasonable assistance in pre-trial or pre-arbitration preparation, testimony in any proceeding or arbitration and the like.

        (b) Rougelot further agrees that, upon reasonable request from Evans & Sutherland, he will reasonably assist and consult with Evans & Sutherland with regard to matters upon which Rougelot may provide reasonable assistance to Evans & Sutherland for a period not to exceed one year (or as otherwise later mutually agreed by the parties in writing), commencing on the date hereof. In addition to payment of the sum set forth in paragraph 2 above, all such consulting services shall be compensated at the same rate and upon the same terms and conditions as set forth in paragraph 8(a) above.

     9.  Confidentiality.  Evans & Sutherland and Rougelot agree that the
         ---------------
existence and terms of this Agreement and all matters relating to the released claims shall be and remain confidential. Therefore, Evans & Sutherland and Rougelot agree not to divulge or describe any information concerning such matters or the existence of the terms of this Agreement to anyone, with the exception of Rougelot's spouse, and except as required by law or permitted herein. This paragraph shall not apply to any action by either party to enforce the Agreement.

     10.  General Provisions.
          ------------------

          (a) Each party hereto acknowledges that a remedy at law for a breach or attempted breach of this Agreement may be inadequate, and agrees that each party hereto shall be entitled to specific performance and injunctive or other equitable relief in case of any breach or attempted breach.

          (b) Any dispute, claim or controversy concerning questions of fact or law arising out of or relating to this Agreement, to performance by either party, or to the threatened, alleged or actual breach thereof by either party, which is not disposed of by mutual agreement, shall be subject to resolution by appropriate legal proceedings and the prevailing party shall be entitled to all costs of litigation, including reasonable attorneys' fees and costs.

          (c) This Agreement and all performances hereunder shall be governed by and construed in accordance with the laws of the State of Utah. The parties hereby irrevocably submit to the exclusive jurisdiction of any Utah court and any federal court sitting in Utah in respect of any suit or proceeding arising out of or connected to this Agreement.

          (d) Except as expressly provided to the contrary herein, each paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable and if, for any reason, any such provision of this Agreement is held to be invalid, contrary to or in conflict with any applicable present or future law or regulation by any court, agency or tribunal with competent jurisdiction and a proceeding to which either party to this Agreement is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise enforceable, and which shall continue to be given full force and effect and bind the parties hereto, although any portion held to be invalid shall be deemed not to be a part of this Agreement from the date the time for appeal expires.

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

          (e) The parties represent and warrant that they have not assigned or transferred any claim covered by this Agreement, or any portion of such claim, and that no promises or representations have been made other than as set forth in this Agreement.

          (f)  THE PARTIES ACKNOWLEDGE THAT THEY HAVE HAD SUFFICIENT TIME TO
               --------------------------------------------------------------
     READ AND UNDERSTAND THIS AGREEMENT AND THAT THEY HAVE CAREFULLY READ AND
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     DO FULLY UNDERSTAND THIS AGREEMENT. THE PARTIES UNDERSTAND THAT THEY MAY
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     CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT THEY
     ----------------------------------------------------------------------
     ARE GIVING UP ANY LEGAL CLAIMS THEY MAY HAVE AGAINST THE OTHER NOT
     ------------------------------------------------------------------
     RETAINED OR PROVIDED FOR HEREIN BY SIGNING THIS AGREEMENT. THE PARTIES
     ----------------------------------------------------------------------
     FURTHER ACKNOWLEDGE THAT NO REPRESENTATIONS OTHER THAN THOSE CONTAINED
     ----------------------------------------------------------------------
     IN THIS AGREEMENT HAVE BEEN MADE TO INDUCE OR INFLUENCE ITS EXECUTION
     ---------------------------------------------------------------------
     AND THAT THE PARTIES DO EXECUTE THIS AGREEMENT WILLINGLY AND VOLUNTARILY IN
     ---------------------------------------------------------------------------
     EXCHANGE FOR THE CONSIDERATION DESCRIBED HEREIN.
     ------------------------------------------------

          (g) This Agreement shall be fully binding upon, inure to the benefit of, and be enforceable by and against the parties hereto and their respective successors, assigns and legal representatives.

          (h) Any notice, request, demand or other communication will be deemed given if in writing and delivered in person, by fascimile, or by first-class U.S. mail, properly addressed with the required postage prepaid, to the intended recipient at the recipient's address specified below:

                   Evans & Sutherland
                   Attn: Chief Financial Officer
                   600 Komas Drive
                   Salt Lake City, Utah 84108

with a simultaneous copy to:

                   David F. Evans
                   Snell & Wilmer, L.L.P.
                   111 East Broadway, Suite 900
                   Salt Lake City, Utah 84111

                   Rodney S. Rougelot
                   1574 South Cherokee Circle
                   Salt Lake City, Utah 84108

     Either party may change its address by giving the other written notice of the change in accordance with this paragraph.

          DATED effective as of the date first above written.

                             EVANS & SUTHERLAND:

                             EVANS & SUTHERLAND COMPUTER
                               CORPORATION, a Utah corporation


                             By:    /s/ GARY E. MEREDITH
                                ----------------------------
                                Title: Vice President
                                      ----------------------


                             ROUGELOT:


                                  /s/ RODNEY S. ROUGELOT
                             -------------------------------
                             RODNEY S. ROUGELOT

                                      -9-